Exhibit 10(a) - Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Independent Auditors" and to the use of our report dated March 22, 2002, with respect to the balance sheets of ReliaStar Life Insurance Company of New York as of December 31, 2001 and 2000, and the related statements of income, shareholder's equity, and cash flows for the year ended December 31, 2001 and for the period from September 1, 2000 to December 31, 2000, and for the period from January 1, 2000 to August 31, 2000, and to the use of our report dated February 15, 2002, with respect to the statement of assets and liabilities as of December 31, 2001, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements of Golden American Life Insurance Company of New York Separate Account NY-B (renamed ReliaStar Life Insurance Company of New York Separate Account NY-B), included in Pre Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-85618) and related Prospectus of ReliaStar Life Insurance Company of New York Separate Account NY-B.

Our audits of ReliaStar Life Insurance Company of New York (to which the date of our report is March 22, 2002) also included Schedule I, Schedule III and
Schedule IV, as of December 31, 2001 and 2000, and for the year ended December 31, 2001, and for the period from September 1, 2000 to December 31, 2000, and for the period from January 1, 2000 to August 31, 2000 of ReliaStar Life Insurance Company of New York included in Item 24(a)(2) of the Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                           /s/Ernst & Young LLP

Atlanta, Georgia
November 13, 2002